EXHIBIT 10.1

CARRIAGE SERVICES, INC.
2017 OMNIBUS INCENTIVE PLAN

“BELIEVE IT OR ELSE VALUE CREATION
PERFORMANCE AWARD AGREEMENT”

This Performance Award Agreement (this “Agreement”) is made and entered into as of February _____, 2020 (the “Grant Date”) by and between Carriage Services, Inc. (the “Company”) and _______________ (the “Employee”). Capitalized terms that are used in this Agreement, but not defined herein, have the meanings ascribed to them in the Company’s 2017 Omnibus Incentive Plan (the “Plan”).

1.Grant of Performance Award. Pursuant to the terms and conditions set forth in the Plan and this Agreement, the Company hereby grants to the Employee a Stock Award in the form of a Performance Award pursuant to which the Employee may earn shares of the Company’s common stock (the “Award”). The target number of shares of common stock subject to the Award is __________ shares (the “Target Performance Shares”). Notwithstanding the foregoing and subject to the terms of this Agreement, the aggregate number of shares of common stock that the Employee actually earns pursuant to the Award (up to a maximum of _______% of the Target Performance Shares) shall be calculated by the Company’s Compensation Committee (the “Committee”) based upon the Payout definition as outlined in Exhibit I attached hereto).
2.Performance Period. For purposes of this Agreement, the term “Performance Period” shall be the period commencing on the Grant Date and ending on December 31, 2024.
3.Performance Criteria.
(a)The performance criteria applicable to the Award are set forth on Exhibit I attached hereto (the “Performance Criteria”), which exhibit is hereby incorporated herein by reference. All determinations of whether the Performance Criteria have been achieved (and, if applicable, the extent of any such achievement), the number of shares of common stock actually earned by the Employee, and all other matters related to this Section 3 shall be made by the Committee in its sole discretion.
(b)Promptly following completion of the Performance Period (and no later than sixty (60) days following the end of the Performance Period), the Committee shall review and certify in writing (i) whether, and to what extent, the Performance Criteria for the Performance Period has been achieved, and (ii) the number of shares of common stock that the Employee has earned, if any, subject to compliance with the requirements of Section 4. Such certification shall be final, conclusive and binding on the Employee, and on all other persons, to the maximum extent permitted by law.
4.Vesting Date. The Award is subject to forfeiture until it vests. Except as otherwise provided herein, the Award will vest and no longer be subject to forfeiture on December 31, 2024 (the “Vesting Date”), pending certification by the Committee of the achievement of the Performance Criteria in accordance with Section 3(b) above, and subject to the Employee’s continuous employment with the Company from the Grant Date through the date on which the Committee certifies the achievement of the Performance Criteria. The number of Target Performance Shares that vest and become payable under this Agreement shall be determined by the Committee at the end of the Performance Period by referencing the table included in Exhibit 1.
5.Settlement. Payment in respect of the Award earned for the Performance Period shall be made in shares of common stock, which shares of common stock shall be issued to the Employee within 60 days following the Vesting Date. The Company shall (a) issue and deliver to the Employee the number of shares of common stock earned by the Employee during the Performance Period, if any, as determined and awarded by the Committee in accordance with the terms of this Agreement; and (b) enter the Employee’s name on the books of the Company as the shareholder of record with respect to the shares of common stock

EXHIBIT 10.1

delivered to the Employee. Such issuance and delivery shall be made in full satisfaction of the Award and thereafter Employee shall have no further rights with respect to the Award or this Agreement.
6.Termination of Employment. Except as otherwise expressly provided in this Agreement, if the Employee’s continuous employment with the Company terminates at any time before the Vesting Date, the Award shall be automatically forfeited upon such termination of employment and neither the Company nor any Affiliate shall have any further obligations to the Employee under this Agreement.
7.Corporate Change. In the event of a Corporate Change during the Performance Period, notwithstanding anything in the Plan to the contrary, if Employee’s employment with the Company is terminated without Cause or Good Reason, and a Payout was earned in accordance with Exhibit 1 prior to Employee’s termination, the Employee shall receive payment in settlement of the Award in an amount equivalent to the value of such Award at the time of such settlement, which amount shall be paid no later than sixty (60) days following the date of such termination of employment.
8.Restrictions. Neither the Award nor any of the rights relating thereto may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Employee. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Award or the rights relating thereto shall be wholly ineffective and, if any such attempt is made, the Award will be forfeited by the Employee and all of the Employee’s rights to such Award shall immediately terminate without any payment or consideration by the Company.
9.No Rights as Shareholder; No Dividend Equivalents. The Employee shall not have any rights of a shareholder with respect to the shares of common stock underlying the Award (including, without limitation, any right to receive dividends or dividend equivalents) unless and until the Award vests and is settled pursuant to this Agreement. Upon and following the settlement of the Award, the Employee shall be the record owner of the shares of common stock underlying the Award unless and until such shares are sold or otherwise disposed of, and as record owner shall be entitled to all rights of a shareholder of the Company (including voting rights).
10.No Right to Continued Employment. Neither the Plan nor this Agreement shall confer upon the Employee any right to continued employment. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Employee’s employment at any time, with or without Cause.
11.Adjustments. If any change is made to the Company’s outstanding common stock or the capital structure of the Company, if required, the number of shares of common stock subject to the Award shall be adjusted or terminated in any manner as contemplated by Section 4.4 of the Plan.
12.Tax Withholding. Unless other arrangements have been made that are acceptable to the Company, the Company and each of its Affiliates is authorized to deduct or withhold from the Award, or cause to be deducted or withheld from any compensation or other amount owing to the Employee, the amount (in cash, common stock, other securities or property, or common stock that would otherwise be issued pursuant to the Award) of any applicable taxes payable in respect of the vesting and/or settlement of the Award and to take such other actions as may be necessary in the opinion of the Company or any of its Affiliates to satisfy its tax withholding obligations. Notwithstanding the foregoing, if the Employee is subject to Rule 16b-3 at the time of vesting and/or settlement of the Award, except as otherwise provided in any tax withholding policy or procedure adopted by the Company, such tax withholding automatically shall be effected by the Company or one of its Affiliates either by (i) withholding shares of common stock otherwise deliverable to the Employee on the settlement of the Award or (ii) requiring the Employee to tender a cash payment to the Company or such Affiliate in an amount equal to the applicable taxes. In the event that shares of common stock that would otherwise be delivered pursuant to the Award are used to satisfy such withholding obligations, the number of shares that may be withheld shall be limited to the number of shares that have a Fair Market Value, on the date of withholding, equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income; provided, however, that such withholding may be based on rates in excess

EXHIBIT 10.1

of the minimum statutory withholding rates if (A) the Committee (x) determines that such withholding would not result in adverse accounting, tax or other consequences to the Company (other than immaterial administrative, reporting or similar consequences) and (y) authorizes such withholding at such greater rates and (B) the Employee consents to such withholding at such greater rates.
13.Compliance with Applicable Laws. The issuance and transfer of shares of common stock shall be subject to compliance by the Company and the Employee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s shares of common stock may be listed. No shares of common stock shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.
14.Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the General Counsel of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Employee under this Agreement shall be in writing and addressed to the Employee at the Employee’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.
15.Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Texas without regard to conflict of law principles thereof.
16.Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Employee or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Employee and the Company.
17.Award Subject to Plan. This Agreement is subject to the Plan as approved by the Company’s shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.
18.Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon, and inure to the benefit of, the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Employee and the Employee’s beneficiaries, executors, administrators and the person(s) to whom the Award may be transferred by will or the laws of descent or distribution.
19.Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.
20.Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Award in this Agreement does not create any contractual right or other right to receive any award in the future. Future awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Employee’s employment with the Company.
21.Entire Agreement. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Award granted hereby; provided, however, that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any employment and/or severance agreement between the Company and it Affiliates and the Employee in effect as of the date a determination is to be made under this Agreement. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect.
22.Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Award, prospectively or retroactively; provided, however, that no such amendment shall adversely affect the Employee’s material rights under this Agreement without the Employee’s consent.

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23.Section 409A. Neither the Award nor any of the amounts that may be payable pursuant to this Agreement are intended to constitute or provide for a deferral of compensation that is subject to Section 409A of the Code and the Treasury regulations and other interpretive guidance issued thereunder (collectively, “Section 409A”). Notwithstanding the foregoing, (a) the Company makes no representations that the Award or any amounts payable under this Agreement are exempt from Section 409A and in no event shall the Company or any of its Affiliates be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Employee on account of non-compliance with Section 409A and (b) if any payment provided for under this Agreement would be subject to additional taxes and interest under Section 409A if the Employee’s receipt of such payment is not delayed in accordance with the requirements of Section 409A(a)(2)(B)(i) of the Code, then such payment shall not be provided to the Employee (or the Employee’s estate, if applicable) until the earlier of (i) the date of the Employee’s death or (ii) the date that is six months after the date of the Employee’s separation from service with the Company.
24.No Impact on Other Benefits. The value of the Award is not part of the Employee’s normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.
25.Acceptance. The Employee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Employee has read and understands the terms and provisions thereof, and accepts the Award subject to all of the terms and conditions of the Plan and this Agreement. The Employee acknowledges that there may be adverse tax consequences upon the vesting or settlement of the Award or disposition of the underlying shares and that the Employee has been advised to consult a tax advisor prior to such vesting, settlement or disposition. The Employee acknowledges and agrees that none of the Board, the Committee, the Company or any of their respective Affiliates have made any representation or warranty as to the tax consequences to the Employee as a result of the receipt of the Award or the vesting, settlement or disposition thereof.
26.Clawback. Notwithstanding any provision in this Agreement to the contrary, this Award and all common stock issued hereunder shall be subject to any applicable clawback policies or procedures adopted in accordance with the Plan.
27.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Delivery of an executed counterpart of this Agreement by facsimile or pdf attachment to electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.

Signature Page Follows

EXHIBIT 10.1

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Employee has executed this Agreement, effective for all purposes as provided above.

CARRIAGE SERVICES, INC.

By: __________________________________

    Name:     _______________________________

Title: _________________________________

EMPLOYEE

__________________________________________

EXHIBIT 10.1

EXHIBIT 1
PERFORMANCE CRITERIA

Definitions

As used herein, the following terms have the meanings set forth below:

“Company Stock Price Average” means any 20 consecutive day simple moving average of the closing price of the Company’s common stock, as reported by the Reporting Service, during the period of January 1, 2024-December 31, 2024.

“Reporting Service” means Bloomberg L.P. (or any other publicly available reporting service that the Committee may designate from time to time).

Payout Determination

The “Payout” shall be determined by the performance of the Company’s common stock during the Performance Period. If the Company Stock Price Average reaches any of the Performance Tiers listed below, the Employee will be entitled to the corresponding Payout.

Performance Tiers	Tier 1	Tier 2	Tier 3
Company Stock Price Average	$51.49	$63.70	$78.12
Payout (in shares of Company common stock)	X	Y	Z

The Employee will only be entitled to the highest Payout achieved during the Performance Period and may not receive multiple Payouts. By way of example:

Example 1: The Company Stock Price Average reaches $55. The Employee will be eligible to receive a Payout of X shares.

Example 2: The Company Stock Price Average reaches $65. The Employee will be eligible to receive a Payout of Y shares.

Example 3: The Company Stock Price Average reaches $78.12 or greater. The Employee will be eligible to receive a total Payout of Z shares.